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                                EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of June 1, 1997, by and between Citadel Technology Incorporated, formerly Citadel Computer Systems, Inc., a Delaware Corporation ("Citadel") and Richard L. Travis, Jr. (hereinafter referred to as "Employee").

                                      RECITALS

1.   Citadel desires to employ Employee as its Chief Financial Officer.

2.   Employee desires to be employed by Citadel in such capacity.

3. The parties to this Agreement wish to reduce to writing their understanding and agreement as to the employment and compensation of Employee.

     NOW, THEREFORE, in consideration of the representations, warranties and mutual promises hereinafter set forth, it is agreed as follows:

1. EMPLOYMENT. Citadel hereby employs Employee and Employee hereby accepts employment as Chief Financial Officer of Citadel in the Dallas, Texas, office of Citadel (or in such other position and/or locations as may be mutually agreed upon) upon the terms and conditions set forth in this Agreement. Employee represents and warrants to Citadel that Employee has terminated any and all employment agreements that he may have with any other entity or individual.

2. TERM OF EMPLOYMENT. Subject to the provisions for termination as provided in this Agreement, the term of this Agreement (the "Term") shall commence on June 1, 1997 and terminate on May 31, 2002. After May 31, 2002, the parties may extend this Agreement for additional periods of time and at such compensation as is mutually agreed upon by the parties from time to time upon the execution of a mutually agreed written extension agreement prior to the end of the Term or any extension thereof. Such additional extensions shall be valid until written notice of termination is delivered by either party thirty (30) days in advance of the termination date of this Agreement. If the parties to this Agreement fail to execute an extension agreement, unless otherwise terminated, this Agreement shall be automatically renewed for an additional twelve (12) month period from the expiration of the Term, or from the end of any period covered by any subsequently executed extension, under the same terms and conditions applicable at the end of the Term, or as may be amended in writing, and shall automatically renew in such manner each year thereafter.


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3.   DUTIES.  During the Term the Employee agrees to serve as Chief Financial
     Officer of Citadel, except as may be modified by the written agreement of the parties hereto. In his capacity as Chief Financial Officer, Employee will be responsible for the day to day financial and accounting operations of Citadel and will perform such duties and responsibilities for Citadel as may from time to time be assigned to him by the Chief Executive Officer of Citadel.

4. OTHER EMPLOYMENT. Employee shall devote his entire productive time, knowledge, skill, merits, energies and attention solely to the business of Citadel during the terms of this Agreement and any extension thereof. Employee shall not engage in any other employment activities during such time. This restriction shall not prevent Employee from engaging in other business or investment activities so long as such activities do not require the personal services of Employee.

5. COMPENSATION. As compensation for all services rendered by Employee under this Agreement, Citadel shall pay Employee as follows:

     (a) BASE SALARY. Employee shall receive a base salary of $10,833.33 per month which shall be payable on the 1st and 16th of each month, beginning December 16, 1996. The base salary shall be increased, as of July 1, 1997, December 1, 1997 and July 1, 1998, as follows, or as may be mutually agreed upon by the parties. After which, it shall be reviewed by the Company on an annual basis, commencing July 1, 1999, or on such other dates as may be mutually agreed to by the parties.

               July 1, 1997                  $10,000 per annum
               December 1, 1997              $10,000 per annum
               July 1, 1998                  $10,000 per annum and annually
                                             thereafter

          At the option of the Employee, the Employee may elect to take the entire increase or a portion thereof, as of dates indicated above, in common stock of the Company. If so elected, the conversion price shall be the closing bid price of the Company's stock on the date written notice of such election is received by Company. The Company will issue such shares within thirty (30) days of such notice and such share shall be free-trading shares and free of any restrictions.

     (b) BONUS. Employee may receive other bonuses or other extraordinary compensation as determined in the discretion of the Board of Directors of Citadel. Such bonuses shall be paid at such times and in such amounts as the


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          Board of Directors may determine.  It is agreed by both parties that a bonus of $10,000 will be paid on August 1, 1997.

     (c) WITHHOLDING FOR TAXES. All payments under this Agreement shall be subject to federal withholding and other applicable taxes.

     (d) OPTIONS. Employee shall receive options to purchase 125,000 shares of the Company's common stock on each four anniversaries of the date of this Agreement at an exercise price of $.35 per share, which options shall vest immediately in the event of termination of employee for any reason, change in employee's position for which employee does not agree to, or in the event of any change in control.

6. AUTOMOBILE ALLOWANCE. Citadel shall pay Employee an automobile allowance of $950.00 per month, payable on the last business day of each month. Employee shall, at his own cost and expense, procure an automobile for use in Citadel's business. Employee shall further procure and maintain in force an automobile liability policy covering such automobile with Citadel as the named insured in the minimum amount of $1,000,000 for bodily injury or death in one accident, $1,000,000 for bodily injury or death to one person in one accident and $100,000 for property damage in one accident. Employee, if requested, shall deliver to Citadel a true copy of such automobile liability insurance policy. Employee shall further, at his own cost and expenses, maintain such automobile in proper operating condition. In lieu of such allowance, Citadel may provide an automobile satisfactory to Employee and pay insurance and maintenance costs thereof; provided however, that if Employee has acquired an automobile for use in Citadel's business, Citadel may not substitute the provision of an automobile except upon twelve months notice.

7.   EMPLOYEE BENEFITS.

     (a) Citadel shall use its best efforts to purchase and pay what the Board of Directors considers to be, in its sole discretion, a reasonable premium on a life insurance policy covering Employee in the amount of at least $1,000,000. Employee shall have the sole right to designate one or more beneficiaries under such policy. The current one-year term cost of such policy shall be included in Employee's income to the extent required by law.

     (b) Citadel shall continue the salary of Employee for a period of 180 days, if Employee is not able to perform his duties as a result of personal injury, disability or illness. Citadel shall maintain a disability income policy which shall commence payment of benefits to Employee beginning not later than the 181st day of his disability, at a rate equal to at least 60% of his compensation for the twelve month period immediately preceding the illness, injury or other event causing disability (including deferred or postponed payments). The cost of such insurance shall be included in the income of Employee.


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     (c)  Citadel shall include Employee and his dependents under Citadel's current or amended major medical and dental benefit plan at no cost to Employee.

     (d) Employee shall be entitled to participate in any employee benefit plans or agreements maintained or adopted in the future by Citadel relating to retirement, health, disability, dental, group term life insurance, paid holidays, and other related benefits offered to employees generally by Citadel.

8. VACATION. Employee shall be entitled each year to three weeks vacation for each calendar year, during which time his compensation shall be paid in full. Such vacation shall be earned on a pro-rata basis at 1.25 days per month. If Employee is for any reason unable to take such vacation, the compensation which would have been paid to him during such vacation shall be either paid to Employee upon his request or carried forward from year to year and paid to Employee upon termination of his employment in addition to any other severance pay to which he shall be entitled. After 3 years of employment, employee shall be entitled to four (4) weeks vacation.

     If employee elects to be paid for his earned vacation hereunder, he may elect to have such amounts paid to him in cash, or if mutually agreed upon by both parties, in unrestricted free-trading common stock of the Company. The conversion price to be based on the closing bid price of the Company's common stock, as of the date of request.

9. WORKING FACILITIES. Employee shall be furnished with a private office at Citadel's principal executive office in Dallas, Texas (at which he shall be stationed). Employee shall also be provided stenographic help and such other facilities and services, suitable to his position and adequate for the performance of his duties.

10. BUSINESS EXPENSES. Citadel shall pay all costs and expenses incurred by Employee for all reasonable travel and other expenses incurred by Employee in performing his obligations under this Agreement. Such reimbursement will be made on or before the end of the first Pay Period following the date the expenses are submitted by Employee to Citadel.

11. TERMINATION OF EMPLOYMENT. This Agreement shall not be terminated prior to the expiration of its term or any extension thereof, except upon the mutual consent of the parties hereto, or in the event of the death or permanent total disability of Employee, or for good cause, upon the good faith determination by the Board of Directors or Executive Committee of Citadel that good cause exists for the termination of the employment relationship. As used herein, the term "good cause" shall include, but


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     is not limited to, the following events which are only used herein for illustrative purposes:

          (i) any intentional misapplication by Employee of Citadel's funds, or any other intentional act of dishonesty injurious to Citadel committed by Employee; or

          (ii) Employee's conviction of a crime involving moral turpitude, or Employee's breach, nonperformance or nonobservance in any material respect of a material term of this Agreement, including his duties and obligations as an Employee, if such breach, nonperformance or nonobservance shall continue beyond a period of ten (10) business days immediately after notice thereof by Citadel to Employee; or

          (iii) any other intentional action by Employee involving willful and deliberate malfeasance or gross negligence in the performance of Employee's duties.

     For the purposes of the Agreement, disability shall mean such physical, mental or emotional disability of Employee as defined in the disability insurance policy purchased by Citadel in accordance with Section 7(b) of this Agreement, which renders Employee unable to perform his duties for a period of six (6) consecutive months. For the purposes of this Agreement, no act or failure to act on the part of the Employee shall deemed to be "intentional" unless the act or omission by the Employee is not in good faith or without the reasonable belief that the act or omission was in the best interest of the Company. Any other termination of the Agreement shall be in breach hereof and shall not prejudice any other remedy to which the non-terminating party may be entitled to, either in law, in equity or under this Agreement.

     In the event the Agreement is terminated by the Company without good cause or there exist a change in the Employees position as Chief Financial Officer or compensation, which has not been mutually agreed upon by the parties, and the Employee elects to terminate his employment due to such change, the Employee shall be entitled to receive a severance payment in the amount of the greater of (i) the remaining payments during the term of this Agreement or any extension thereof, discounted to present value using an interest rate of six percent (6%) or (ii) an amount determined by multiplying his base salary plus benefits for the most recently completed full month of employment by 24. Such amount shall be paid in a lump sum within 30 days after the effective date of termination or, at the Company's


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     option, in three quarterly installments following the date of termination.
     The Employee shall also be entitled to receive any unpaid salary, bonus and vacation pay accrued through the date of such termination and such amounts shall be paid in a lump sum within 30 days after the effective date of his termination. In addition, the Company agrees to pay the cost of an out-placement service, which shall be selected by the Employee, for a period of twelve (12) months.

12. WAIVER OF BREACH. The waiver by Citadel of a breach of any provision of this Agreement by Employee shall not operate or be construed as a wavier of any subsequent breach by Employee.

13. LEGAL CONSTRUCTION AND SEVERABILITY. If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, unenforceable in any respect, under present or future law, such provision shall be fully severable and such invalid, illegal, or unenforceable provision shall not affect any other provision of this Agreement. In such event this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall continue in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

14. ASSIGNMENT. This Agreement is a personal services contract and is not assignable by Employee. This Agreement is not assignable by Citadel except with the consent of Employee and then only to a partnership, corporation, or other entity which shall purchase substantially all of its assets or shall be its legal successor pursuant to any merger, consolidation, or other action permitted by law. Subject to the qualification in the preceding sentence, the rights and obligations of Citadel under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Citadel.

15. GOVERNING LAW; VENUE. This Agreement shall be construed under and in accordance with the laws of the State of Texas. In the event that any legal proceedings are instituted concerning the interpretation or enforcement of this Agreement, exclusive venue over such proceedings shall be vested in courts sitting in the State of Texas.

16. ATTORNEYS' FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.


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17.  NOTICES.  All notices shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested to the following address or to such other address as either party may designate by like notice:

     IF TO EMPLOYEE:

     Richard L. Travis, Jr.
     Citadel Computer Systems Incorporated
     3811 Turtle Creek Blvd., Suite 600
     Dallas, Texas 75219-4421

     IF TO CITADEL:

     Steven B. Solomon
     Chief Executive Officer
     Citadel Computer Systems Incorporated
     3811 Turtle Creek Blvd., Suite 600
     Dallas, Texas 75219-4421

18. ENTIRE AGREEMENT. This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreement between the parties respecting the within subject matter. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties hereto.

Citadel has caused this Agreement to be executed by its authorized officer and the Employee has signed this Agreement.

                              CITADEL TECHNOLOGY, INCORPORATED, formerly Citadel Computer Systems, Inc.

                              /s/ Steven B. Solomon
                              -------------------------------------------------
                              Steven B. Solomon, President and Chief Executive Officer


                              EMPLOYEE

                              /s/ Richard L. Travis, Jr.
                              -------------------------------------------------
                              Richard L. Travis, Jr.






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